SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the Registrant |X| Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy Statement |X| Definitive Additional Materials |_| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG") (Name of
Registrant as Specified In Its Charter)

Stephen Nieman, Richard D. Foley, Robert C. Osborne MD and
Terry K. Dayton (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required |_| Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: 4) Date Filed:

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From: Steve Nieman
Date: Mon May 10, 2004  5:38:31 PM US/Pacific
To: various parties
Subject: Voting Instructions Just Received from Putnam!

Howdy All,

We finally got a voting procedure (two full business days before the May 13th deadline) for employees at Alaska/Horizon to vote their shares. I plan to overnight mail my proxy card downloaded and printed from www.votepal.com to the EquiServe address below. It is the only way for 401(k) shares to be voted for the Challengers and proposals 11 & 12. You cannot vote 401(k) shares at the stockholders meeting on May 18th.

If at all possible--PLEASE VOTE YOUR 401(k) SHARES THIS WAY (IF YOU CHOOSE TO VOTE FOR ANY OF THE CHALLENGER CANDIDATES OR PROPOSALS 11 & 12). We need to establish with the SEC and US Dept's of Labor and Justice that this procedure was woefully inadequate for the proper exercise of worker shareholder rights of almost 1.7 million shares (6.2% of the outstanding total).

If you have already voted--you have the right to vote again
(last proxy ballot voted counts per SEC rules).

Get involved! please! If you value freedom and liberty-- you deserve a lot better from what the "system" has provided you. Also, if you're concerned about your job and pension, retaining the ability to exercise your full rights as a shareholder are critical. Determining who sits on the AAG, Inc. board is included in these rights.

There will be lots to do after this year's proxy contest is over. Helping a little right now will go a long way. Thanks much~~Steve Nieman, Richard Foley, Dr. Bob Osborne and Terry
Dayton

p.s. Please forward this to Alaska/Horizon workers in your address book. That would really help...

p.s.s. I think you're going to hear a lot more about what happened here today...

~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*

IMPORTANT NOTICE FROM PUTNAM...

Received after 12:00 pm PDT on Monday, May 10, 2004...

IMPORTANT NOTICE TO 401(k) PLAN PARTICIPANTS:

If you are a participant in the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc., COPS, MRP & Dispatch 401(k) Plan, the Alaska Airlines, Inc., Flight Attendant 401(k) Plan, or the Horizon Air Savings Investment Plan (together, the "Plans"), you have the right to direct Putnam Fiduciary Trust Company as trustee of the Plans to vote any shares of Alaska Air Group, Inc. stock credited to your account under the Plans. You may provide instructions by completing the proxy card found on this website (edited to add [www.votepal.com]) and mailing it to:

Alaska Air Group, Inc.
c/o EquiServe Trust Company, N.A., Proxy Services
P.O. Box 8694
Edison, NJ 08818-8694

Please include the voting control number from the proxy card you received from EquiServe for your Plan shares and write at the top of the proxy card "401(k) Shares".

This address should be used only to provide voting instructions for shares held in your Plan account. It should not be used for proxies on shares you own directly.

All voting instructions must be received by the close of business on May 13, 2004.

EquiServe will forward any challenger proxy cards it receives by May 13, 2004 to PFTC for tabulation. Once these cards have been tabulated and validated, PFTC will then vote the shares as directed by the participants.

If you have any additional questions or concerns regarding this matter, please call Jennifer Proffit at 1-800-685- 6474, extension 12330.

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Steve Nieman, Richard D. Foley, Robert C. Osborne M.D. and
Terry K. Dayton are soliciting proxies for Alaska Air Group's, Inc. May 18, 2004 Annual Meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement is available at our web site . Feel free to download and print copies of any materials located there. For any further information, please email or write us at Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS (1-
866-286-8387).